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                                                                     Exhibit 5









                                                    April 23, 1998


Resource America, Inc.
1521 Locust Street
Philadelphia, PA  19102

Gentlemen/Ladies:

         We have acted as counsel to Resource America, Inc. ("RAI") in connection with the preparation and filing by RAI of a registration statement (the "Abbreviated Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 253,044 shares of the common stock of RAI, par value $.01 per share (the "Common Stock"). The Abbreviated Registration Statement relates to RAI's Registration Statement on Form S-3 (File No. 333-47393) and covers additional shares of Common Stock to be sold by RAI.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by RAI in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Abbreviated Registration Statement and the exhibits thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for, the Common Stock will have been validly issued and will be fully paid and non-assessable.




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Resource America, Inc.
April 23, 1998
Page 2

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Abbreviated Registration Statement, and to the inclusion of this opinion as an exhibit to the Abbreviated Registration Statement.

                                              Very truly yours,

                                                /s/

                                              LEDGEWOOD LAW FIRM, P.C.

/apb